Exhibit 99.2

FG New America Acquisition Corp. Announces
Closing of $225 Million Initial Public Offering

Itasca, IL – October 2, 2020 – FG New America Acquisition Corp. (NYSE: FGNA.U) (the “Company”) today announced that it closed its initial public offering of 22,500,000 units. The offering was priced at $10.00 per unit, resulting in gross proceeds of $225,000,000.

The units are listed on the New York Stock Exchange (“NYSE”) and commenced trading under the ticker symbol “FGNA.U” on September 30, 2020. Each unit consists of one share of Class A common stock and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants will be exercisable. Once the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the NYSE under the symbols “FGNA” and “FGNA WS,” respectively.

FG New America Acquisition Corp. is a blank-check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company intends to concentrate its efforts on identifying businesses in the insurance and financial services industry, with particular emphasis on businesses that are providing or changing technology for traditional financial services (“FinTech”), insurance (“InsureTech”), or other sectors where disruptive and/or adaptive technology or other factors are driving changes in a new era in the American business landscape.

Of the proceeds received from the consummation of the initial public offering and a simultaneous private placement of warrants and units, $230,625,000 (or $10.25 per unit sold in the public offering) was placed in trust. An audited balance sheet of the Company as of October 2, 2020 reflecting receipt of the proceeds upon consummation of the initial public offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”).

Piper Sandler & Co. and ThinkEquity, a division of Fordham Financial Management, Inc., acted as joint book-running managers of the offering.

The offering was made only by means of a prospectus. When available, copies of the prospectus relating to this offering may be obtained from Piper Sandler, 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, by telephone at (866) 805-4128, by email at prospectus@psc.com and ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com.

A registration statement relating to these securities was declared effective by SEC on September 29, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking-Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

Larry G. Swets, Jr.

(630) 824-8199

lswets@itascafinancial.com